Exhibit 10.2
		       FIRST AMENDMENT TO
		SMITH'S FOOD & DRUG CENTERS, INC.
		      AMENDED AND RESTATED
		     1989 STOCK OPTION PLAN

       WHEREAS, Smith's Food & Drug Centers, Inc. and its subsidiaries (together the "Corporation") adopted that certain
1989 Amended Stock Option Plan on January 20, 1989; and

      WHEREAS, the 1989 Amended Stock Option Plan was further amended by that certain Amended and Restated 1989 Stock Option Plan (the "Plan") duly adopted by an action of the Board of Directors taken on January 30, 1992, which action was ratified by the Shareholders of the Corporation at a regularly schedued meeting thereof held on April 29, 1992;

      NOW, THEREFORE, pursuant to an action of the Board of Directors taken January 26, 1995 at a regularly scheduled Board of Directors meeting at which a quorum was present and duly functioning, Section 6 of the Plan was further amended as set forth below:

      1.    The following paragraph shall be added to the end  of
Section 6 of the Plan:

		"Subject to appropriate adjustment for stock splits, stock dividends and similar events, as provided in this Plan, the maximum number of Shares which may be granted under options to any Participant under this Plan for any fiscal year of the Company shall be 500,000."

      The Plan remains in full force and effect and remains unmodified except to the extent specifically amended herein.

      IN  WITNESS WHEREOF, the Corporation has caused this  First
Amendment to be executed by its duly authorized officers this 7th day of February, 1995.

			      SMITH'S FOOD & DRUG CENTERS, INC.



			      By: /S/ Michael C. Frei
				   Its: SR. V.P.



ATTEST:

/S/ Peter H Barth

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